     As filed with the Securities and Exchange Commission on March 21, 2000
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    63-0574085
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                          ----------------------------
                               MR. ALTON E. YOTHER
                             SOUTHTRUST CORPORATION
                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
(Name, address, including zip code and telephone number, including area code, of agent for service)
                          ----------------------------
      The Commission is requested to send copies of all communications to:

        PAUL S. WARE, ESQ.                       JAMES R. TANENBAUM, ESQ.
  BRADLEY ARANT ROSE & WHITE LLP               STROOCK & STROOCK & LAVAN LLP
    2001 PARK PLACE, SUITE 1400                       180 MAIDEN LANE
  BIRMINGHAM, ALABAMA  35203-2736              NEW YORK, NEW YORK 10038-4928
          (205) 521-8000                              (212) 806-5400
            --------------------------------------------------------
         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as the Registrant may determine.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /


                         CALCULATION OF REGISTRATION FEE

              Title of each class of                        Proposed maximum                     Amount of
           securities to be registered                aggregate offering price(1)           registration fee(2)
------------------------------------------------------------------------------------------------------------------
Debt Securities; Preferred Stock; Common Stock               $1,000,000,000                        $264,000
==================================================================================================================

(1) Estimated solely for purposes of computing the registration fee.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       PROSPECTUS                       (SUBJECT TO COMPLETION)


PRELIMINARY PROSPECTUS DATED MARCH 21, 2000


                             SOUTHTRUST CORPORATION


                                     [LOGO]


We may offer and sell from time to time up to $1,000,000,000 (or the U.S. dollar equivalent) of:

                                - debt securities

                                - preferred stock

                                - common stock.

We may also issue common stock upon conversion, exchange or exercise of the preferred stock.

         When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and terms of that series of securities. You should read this prospectus and that prospectus supplement carefully. The securities described in this prospectus may be denominated in U.S. dollars or a foreign currency as described in the prospectus supplement.

         Our debt securities may be issued in registered or bearer form. In addition, all or a portion of the debt securities of a series may be issuable in temporary or permanent global form. We will only offer and sell debt securities in bearer form outside the United States to non-U.S. persons and to foreign branches of certain United States banks.

                          ----------------------------

         Our debt securities are unsecured and are not savings accounts, deposits or other obligations of a bank. The securities are not guaranteed by any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                          ----------------------------

                  The date of this prospectus is March 21, 2000

                                TABLE OF CONTENTS

TABLE OF CONTENTS....................................................    2

ABOUT THIS PROSPECTUS................................................    4

WHERE YOU CAN FIND MORE INFORMATION..................................    4

SOUTHTRUST CORPORATION...............................................    5
     Consolidated Ratios of Earnings to Fixed Charges................    6
     Earnings to Fixed Charges.......................................    6

USE OF PROCEEDS......................................................    6

REGULATORY  MATTERS..................................................    7
     Capital Adequacy................................................    8
     Source of Strength..............................................    9
     Interstate Banking..............................................    9
     Recent Legislation..............................................    9
     Changes in Regulations..........................................   10

DESCRIPTION OF DEBT SECURITIES.......................................   10
     General.........................................................   10
     Denominations, Registration and Transfer........................   12
     Currency Risks..................................................   13
     Payment and Paying Agents.......................................   13
     Global Notes....................................................   14
     Senior Securities...............................................   16
     Events of Default...............................................   16
     Subordinated Securities.........................................   17
     Miscellaneous Rights and Obligations of Trustees................   18
     Modification and Waiver.........................................   19
     Consolidation, Merger and Sale of Assets........................   20
     Defeasance......................................................   21
     Notices.........................................................   21
     Governing Law...................................................   21
     Regarding the Trustees..........................................   22
     U.S. Federal Taxation...........................................   22

DESCRIPTION OF CAPITAL STOCK.........................................   22
     Description of Preferred Stock..................................   22
     Description of Common Stock.....................................   23

REGISTRATION AND SETTLEMENT..........................................   26
     The Depository Trust Company....................................   26
     Cedelbank and Euroclear.........................................   27

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES.........................   29

PLAN OF DISTRIBUTION.................................................   30

LEGAL OPINIONS.......................................................   31

EXPERTS  ............................................................   31

                              ABOUT THIS PROSPECTUS


         This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration or continuous offering process. We may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement which contains information about the terms of the securities being offered, will also include a discussion of certain U.S. federal income tax consequences and any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below.

         You should rely only on the information provided in this prospectus and in any prospectus supplement including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

         Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our," or similar references mean SouthTrust Corporation.


                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also inspect records and other reports we file at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20096.

         We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

                  - Annual Report on Form 10-K for the year ended December 31, 1999.

         You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

                                 Alton E. Yother
                             SouthTrust Corporation
                                SouthTrust Tower
                              420 North 20th Street
                            Birmingham, Alabama 35203
                              Phone: (205) 254-5000

         You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.


                             SOUTHTRUST CORPORATION


         We are a bank holding company headquartered in Birmingham, Alabama. We were incorporated under the laws of Delaware in 1968 in order to acquire all of the outstanding capital stock of the predecessor of SouthTrust Bank, National Association. We engage, through our subsidiary bank or bank-related subsidiaries, in a full range of banking services from more than 600 banking locations in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Texas. We also offer a range of other services, including mortgage banking services, fiduciary and trust services and securities brokerage services. As of December 31, 1999, we had consolidated total assets of approximately $43.3 billion, which ranked us as the twenty-second largest bank holding company in the United States.

         As a bank holding company, we are regulated and supervised by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. As of December 31, 1999, our capital ratios and those of SouthTrust Bank were in excess of the guidelines imposed by the Federal Reserve Board, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. SouthTrust Bank and our bank-related subsidiaries are subject to regulation and supervision by the OCC, the Federal Reserve Board and the FDIC, as applicable. The amount of dividends that SouthTrust Bank may pay is limited by regulation. We have pursued a strategy of acquiring banks and financial institutions throughout the growth areas of the Southeast and Texas. The purpose of this expansion is to give us access to metropolitan markets with favorable prospects for growth of population, per capita income, and business development opportunities. During 1999, we completed three acquisitions, adding approximately $706.1 million in total assets, $397.6 million in loans, and $652.5 million in deposits.

         As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses that are eligible for bank holding company ownership and control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of deposits and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries or lines of business.

         Our headquarters are located at 420 North 20th Street, Birmingham, Alabama 35203 and our telephone number is (205) 254-5000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

         Our consolidated ratios of earnings to fixed charges for each of the years in the five year period ended December 31, 1999 are as follows:


                                                                         YEAR ENDED DECEMBER 31
                                     1999               1998                      1997                       1996           1995
                                     ----               ----                      ----                       ----           ----
EARNINGS TO FIXED CHARGES
Including Interest on Deposits       1.42x              1.39x                     1.40x                      1.41x          1.38x
Excluding Interest on Deposits       2.11               2.09                      2.05                       2.27           2.27


                  - The consolidated ratio of earnings to fixed charges is calculated as follows:

                            net income before taxes + fixed charges - equity in undistributed earnings or losses of unconsolidated subsidiaries
                               --------------------------------------
                                             fixed charges

         Fixed charges consist of:

                  -        interest expense,

                  -        capitalized interest,

                  -        amortization of debt expense, and

                  -        interest portion of rent expense.


         The consolidated ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios of earnings to fixed charges listed above because we had no shares of preferred stock outstanding during the periods indicated above.


                                 USE OF PROCEEDS


         Unless we describe a different use in a prospectus supplement, we will use net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include:

                  -        our working capital needs;

                  - investments in, or extensions of credit to, SouthTrust Bank and our bank- related subsidiaries;

                  - possible acquisitions of or investments in businesses of a type eligible for bank holding companies or banks;

                  - possible acquisitions of other financial institutions or their assets or liabilities; and

                  -        possible reduction of outstanding indebtedness.


         We may temporarily invest the net proceeds in investment grade securities pending their use. We may also, from time to time, engage in additional capital financings as we determine appropriate based on our needs and prevailing market conditions.


                               REGULATORY MATTERS


         We are a bank holding company within the meaning of the Bank Holding Company Act, and we are registered with the Federal Reserve Board. SouthTrust Bank, our banking subsidiary, is subject to restrictions under federal law which limit the transfer of funds by SouthTrust Bank to us and our nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. SouthTrust Bank's transfers to us or any of our nonbanking subsidiaries are limited in amount to 10% of SouthTrust Bank's capital and surplus and, with respect to us and all of our nonbanking subsidiaries, to an aggregate of 20% of SouthTrust Bank's capital and surplus. Federal law requires that any loans or extensions of credit be secured in specified amounts. The Bank Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in nonbanking activities. The Federal Reserve Board only allows exceptions to the rule when it has determined that the activities involved are closely related to banking or controlling banks.

         As a bank holding company, we are required to file with the Federal Reserve Board semi-annual reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also examine us and each of our subsidiaries.

         The OCC must approve any dividend proposed to be paid by SouthTrust Bank to us if the total of all dividends declared by SouthTrust Bank in any calendar year would exceed the total of its net profits, as defined by the OCC, for that year, combined with its retained net profits for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, SouthTrust Bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its loan losses and bad debts. For this purpose, bad debts are defined to include, generally, the principal amount of loans which are over six months past due in interest payments or past due for any period of time in principal payments but only to the extent that those debts are in excess of the reserve for possible credit losses. Under these laws and regulations, at December 31, 1999, SouthTrust Bank could have paid us a total of $561.5 million in dividends during the final quarter of 1999. The payment of dividends by SouthTrust Bank may also be affected by other factors, such as the maintenance of adequate capital for SouthTrust Bank. The Federal Reserve Board also has the power to prohibit the payment of dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. Furthermore, the OCC has the authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

CAPITAL ADEQUACY

         The Federal Reserve Board, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, these regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, based on its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. Tier 1 capital consists of common and qualifying preferred stockholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, subordinated and other qualifying debt and the allowance for credit losses up to
1.25 percent of risk weighted assets. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without the prior approval of the Federal Reserve and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank's risk-based capital ratio to fall or remain below the required minimum. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50 percent of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4 percent and the minimum total capital ratio is 8 percent. Our Tier 1 and total risk-based capital ratios under the guidelines at December 31, 1999 were 6.65 percent and 10.41 percent, respectively. At December 31, 1999, we did not have any subordinated debt that qualified as Tier 3 capital.

         The leverage ratio is determined by dividing Tier 1 capital by adjusted quarterly average assets. Although the stated minimum ratio is 3 percent, most banking organizations are required to maintain ratios of at least 1 or 2 percent above the minimum 3 percent. Our leverage ratio at December 31, 1999 was 5.81 percent.

         The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective federal bank regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. This Act imposes progressively higher constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. In addition, this act requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

         Banking regulatory agencies have adopted regulations that define the five capital categories identified by this act, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Under those regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6 percent, a total capital ratio of at least 10 percent and a leverage ratio of at least 5 percent and not be subject to a capital directive order. Under these guidelines, our bank is considered "well capitalized."

         The Federal Deposit Insurance Act generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions became subject to restrictions on borrowing from the Federal Reserve System, effective as of December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

SOURCE OF STRENGTH

         According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when we are not able to provide such support.

INTERSTATE BANKING

         Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but is subject to any state requirement that the banks have been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, before or after the proposed acquisition, controls no more than 10 percent of the total amount of deposits of insured depository institutions in the United States and no more than 30 percent, or such lesser or greater amount set by state law, of such deposits in that state.

         The Interstate Banking and Branching Act also authorizes, subject to certain restrictions, banks to merge across state lines and to create interstate branches. The Interstate Banking and Branching Act also permits a bank to open new branches in a state in which it does not already have banking operations if the state enacts a law permitting such branching. We consolidated our banking subsidiaries located in the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina and Tennessee into our largest banking subsidiary, SouthTrust Bank of Alabama, National Association and changed its name to SouthTrust Bank, National Association effective June 2, 1997. Since that time, we have acquired additional banks located in the state of Texas. As previously described, we regularly evaluate merger and acquisition opportunities and anticipate that we will continue that practice.

RECENT LEGISLATION

         On November 12, 1999, President Clinton signed into law legislation that allows bank holding companies to engage in a wider range of nonbanking activities, including greater authority to engage in securities and insurance activities. Under the Gramm-Leach-Bliley Act, a bank holding company that elects to become a financial holding company may engage in any activity that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines by regulation or order is (1) financial in nature, (2) incidental to any such financial activity, or (3) complementary to any such financial activity and does not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. This legislation makes significant changes in U.S. banking law, principally by repealing certain restrictive provisions of the 1993 Glass-Steagall Act. The new law specifies activities that are deemed to be financial in nature, including lending, exchanging, transferring, investing for others, or safeguarding money or securities; underwriting and selling insurance; providing financial, investment, or economic advisory services; underwriting, dealing in or making a market in, securities; and any activity currently permitted for bank holding companies by the Federal Reserve Board under Section 4(c)(8) of the Bank Holding Company Act. The legislation does not authorize banks or their affiliates to engage in commercial activities that are not financial in nature. A bank holding company may elect to be treated as a financial holding company only if all depository institution subsidiaries of the holding company are well-capitalized, well-managed and have at least a satisfactory rating under the Community Reinvestment Act.

         National banks are also authorized by the legislation to engage, through "financial subsidiaries," in any activity that is permissible for a financial holding company and any activity that the Secretary of the Treasury, in consultation with the Federal Reserve Board, determines is financial in nature or incidental to any such financial activity, except (1) insurance underwriting, (2) real estate development or real estate investment activities, unless those activities are otherwise permitted by law, (3) insurance company portfolio investments and (4) merchant banking. The authority of a national bank to invest in a financial subsidiary is subject to a number of conditions, including, among other things, requirements that the bank must be well-managed and well-capitalized after deducting investments in financial subsidiaries from the bank's capital outstanding.

         The legislation also contains a number of other provisions which will affect our operations and the operations of all financial institutions. One of the new provisions relates to the financial privacy of consumers, authorizing federal banking regulators to adopt rules that will limit the ability of banks and other financial entities to disclose non-public information about consumers to non-affiliated entities. These limitations likely will require more disclosure to our customers, and in some circumstances, will require consent by the customer before information is allowed to be provided to a third party.

         On February 15, 2000, we filed a written declaration with the Board of Governors of the Federal Reserve System to become a financial holding company. On March 13, 2000, the Federal Reserve approved our application to become a financial holding company.

         At this time, we are unable to predict the impact this legislation may have upon us or SouthTrust Bank, including its impact on our financial condition and results of operations.

CHANGES IN REGULATIONS

         Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. We cannot determine the likelihood and timing of any such proposals or legislation and the impact they might have on us and our subsidiaries.


                         DESCRIPTION OF DEBT SECURITIES


         The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any applicable prospectus supplement may relate. A prospectus supplement will describe the particular terms of any debt securities that we offer, including the extent to which these general provisions will apply to any offered debt securities.

         We will issue any senior debt securities under an indenture between us and a trustee to be named in any applicable prospectus supplement. We will issue any subordinated debt securities under an indenture between us and a trustee to be named in any applicable prospectus supplement. We will refer to the senior indenture and the subordinated indenture collectively as the "indentures" and the senior trustee and subordinated trustee collectively as the "trustees." Copies of the forms of indentures are filed as exhibits to this registration statement. An applicable prospectus supplement will detail any changes or modifications to the forms of indentures discussed below.

         The following summaries of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the terms of the indentures. Whenever defined terms are used, but not defined in this prospectus, the terms have the meanings given to them in the indentures.


GENERAL

         The debt securities will be our direct, unsecured obligations. The total amount of securities that may be offered and sold using this prospectus is limited to the aggregate initial offering price of the securities registered under the registration statement. Neither indenture limits the amount of debt securities that may be issued.

         A prospectus supplement will describe the following terms of any offered debt securities:

                  -        the title of the offered debt securities;

                  - any limit on the aggregate principal amount of the offered debt securities;

                  - the date or dates on which the offered debt securities may be issued and are or will be payable;

                  - the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest, and the date interest will begin to accrue;

                  - the interest payment dates, the regular record dates for the interest payment dates, and the extent to which any interest payable on a temporary or permanent global debt security on an interest payment date will be paid if different from the manner described under the heading "Global Notes" below;

                  - the place or places where payments may be made on offered debt securities and the place or places where the offered debt securities may be presented for registration of transfer or exchange and, if applicable, conversion;

                  - the date or dates after which, the price or prices at which, and the terms and conditions upon which the offered debt securities may be redeemed at our option;

                  - our obligation or option, if any, to redeem, to repay or purchase the offered debt securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the offered debt securities will be redeemed, repaid or purchased pursuant to any such obligation;

                  - whether the offered debt securities are to be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code of 1986, as amended, and the amount of such discount;

                  - provisions, if any, for the defeasance of the offered debt securities;

                  - whether the offered debt securities are to be issued as registered securities or bearer securities, or both, and if bearer securities are issued, whether coupons will be attached, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted, and any United States tax consequences to foreign investors in offered debt securities;

                  - whether the offered debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global notes in registered or bearer form and, if so, the identity of the depositary, if any, for such global note or notes;

                  - any provisions for payment of additional amounts for taxes, and any provisions for redemption in the event we must comply with reporting requirements in respect of an offered debt security other than a floating rate security or must pay such additional amounts in respect of any offered debt security;

                  - if other than in U.S. dollars, the foreign currency or currencies in which the debt securities may be denominated and the principal of, and premium, if any, and any interest on the offered debt securities shall or may be paid and, if applicable, whether at our election and/or the holder, and the conditions and manner of determining the exchange rate or rates;

                  - any index used to determine the amount of principal, premium and interest on the offered debt securities;

                  -        the applicable overdue rate, if any;

                  - any addition to, or modification or deletion of, any events of default or covenants provided for with respect to the offered debt securities;

                  - the priority of payment of such offered debt securities; and

                  - any other detailed terms and provisions of the offered debt securities which are not inconsistent with the relevant indenture.

If offered debt securities are denominated in a foreign currency, the prospectus supplement will also describe any special provisions relevant to offered debt securities denominated in a currency other than U.S. dollars.

         We may issue debt securities in one or more series with the same or different maturities. We may issue debt securities which provide for an amount less than the stated principal amount to be paid upon an acceleration of its maturity. These "discount securities" may bear no interest or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount below their stated principal amount. Some debt securities may be deemed to be issued with "original issue discount" within the meaning of the Internal Revenue Code. If we issue debt securities with original issue discount, we will discuss the United States tax implications in the prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

         We may denominate the debt securities in U.S. dollars or in another currency or currency unit. If any of the debt securities are denominated in a foreign currency or currency unit, or if principal or any premium or interest on any of the debt securities is payable in any foreign currency or currency unit, we will disclose the authorized denominations, as well as any investment considerations, restrictions, tax consequences, specific terms and other information relating to the issue of debt securities and the foreign currency or currency unit in the prospectus supplement.

         We may issue debt securities of a series as registered securities, as bearer securities with or without coupons attached or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global notes, as described below under "Global Notes." Unless we otherwise provide in a prospectus supplement with respect to a series of debt securities, we will issue debt securities in fully registered form without coupons in the following denominations: (a) of $1,000 or multiples thereof if denominated in U.S. dollars, or (b) if denominated in a currency other than U.S. dollars, as set forth in the applicable prospectus supplement. We may also issue one or more global notes in a denomination or aggregate denominations equal to the aggregate principal amount of the outstanding debt securities of the series to be represented by such global note or notes.

         In connection with the sale during the restricted period referred to under "Limitations on Issuance of Bearer Securities", we cannot mail or otherwise deliver any bearer security to any location in the United States and we may deliver a bearer security only if the person entitled to receive the bearer security furnishes us with written certification, in the form required by the applicable indenture, to the effect that the bearer security is not owned by or on behalf of a U.S. person, or, if a beneficial interest in the bearer security is owned by or on behalf of a U.S. person, that the U.S. person (1) acquired and holds such bearer securities through a foreign branch of a financial institution, (2) is a financial institution purchasing for its own accounts and, in the case of either (1) or (2), such financial institution agrees to comply with the requirements of Section 165(j) (3) (A) , (B) or (C) of the Code and the regulations thereunder, or (3) is a financial institution purchasing for resale during the restricted period only to non-U.S. persons outside the United States.

         You may exchange registered securities of any series (other than a global note) for other registered securities of the same series and a like aggregate principal amount and tenor of different authorized denominations. In addition, if we so provide in a prospectus supplement, bearer securities of any series which are registrable as to principal and interest may, at the option of the holder and subject to the terms of the applicable indenture, be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. You must surrender any bearer security for exchange with all unmatured coupons and all matured coupons in default except that any bearer security you surrender in exchange for a registered security between a regular record date or a special record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest and interest will not be payable on the registered security issued in exchange for the surrendered bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Except as provided in a prospectus supplement, we will not issue bearer securities in exchange for registered securities.

         You may present debt securities for exchange as provided above, and registered securities, other than global notes, may be presented for registration of transfer, at the office of the security registrar or co-security registrar, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or co-security registrar will make the transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request. We have appointed the trustees as security registrars in respect of debt securities issued under the indentures.

CURRENCY RISKS

         Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity. These risks will vary depending upon the currency or currencies involved and we will describe them more thoroughly in the prospectus supplement.

PAYMENT AND PAYING AGENTS

         The principal and any premium and interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of the paying agents outside the United States as we may designate from time to time. Unless we indicate otherwise in a prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only if the coupon relating to such interest payment date is surrendered. We will not allow payment with respect to any bearer security at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. We will not allow payment on bearer securities or coupons upon presentation to us or our designated paying agents within the United States or allow any other demand for payment to us or our designated paying agents within the United States. However, we will allow payment of principal and any interest on bearer securities denominated and payable in U.S. dollars to be made at the office of the paying agent in the city of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

         Unless we indicate otherwise in a prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made
(1) by check mailed to the address of the person entitled to payment at the address appearing in the security register or (2) by wire transfer to an account maintained by the person entitled to payment. Unless we indicate otherwise in a prospectus supplement, we will pay any installment of interest on registered securities to the person in whose name such registered security is registered at the close of business on the regular record date for the interest payment.

         Unless we indicate otherwise in a prospectus supplement, the relevant trustee will act as our sole paying agent through its principal office in the city of New York, with respect to offered debt securities which are issuable solely as registered securities. We will name any paying agents outside the United States and other paying agents in the United States in a prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for such series and, if debt securities of a series may be issuable as bearer securities, we will be required to maintain (1) a paying agent in the city of New York for payments with respect to any registered securities of the series, and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise, and (2) a paying agent in a place of payment located outside the United States where debt securities of such series and any attached coupons may be presented and surrendered for payment. However, if the debt securities of such series are listed on the stock exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and the stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the debt securities of the series.

         Any monies which we pay to the trustees or a paying agent for the payment of principal of, and any premium and interest on, any debt securities which remain unclaimed at the end of two years after such principal, premium or interest became due and payable will be repaid to us and the holder of such debt securities or any coupon will be required to look only to us for payment.

GLOBAL NOTES

         We may issue debt securities in whole or in part in the form of one or more global notes that we will deposit with or on behalf of a depositary located in the United States or a common depositary located outside the United States which we will identify in a prospectus supplement relating to the series. We may issue global notes in either registered or bearer form and in either temporary or permanent form.

         We will describe the specific terms of the depositary arrangement with respect to any offered debt securities of a series in a prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

Book-Entry Debt Securities

         Debt securities which are to be represented by a global note to be deposited with or on behalf of a U.S. depositary will be represented by a global note registered in the name of such depositary or its nominee unless we state otherwise in a prospectus supplement. Upon the issuance of a global note in registered form, the U.S. depositary for the global note will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee. The underwriters or agents of the debt securities will designate the accounts to be credited, or we will designate the accounts if the debt securities are offered and sold directly by us. We will limit ownership of beneficial interests in the global notes to participants or persons that may hold interests through participants. The U.S. depositary for a global note or its nominee will maintain records of ownership of beneficial interests, and any transfer of ownership interest must be reflected on those records. Each individual participant will be required to maintain its own set of records regarding ownership of beneficial interests, and transfers of ownership interests held by a person through a participant must be effected through the participant's records. The laws of some jurisdictions require that certain purchasers of securities take possession of those securities, and these laws may not allow the transfer of beneficial interests in a global note.

         So long as the U.S. depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the indenture governing the debt securities. Except as set forth below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global note registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture.

         Payment of principal, interest and any premium on debt securities registered in the name of or held by a U.S. depositary or its nominee will be made to the U.S. depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. Neither we, the trustees, any paying agent nor the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         We expect that the U. S. depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

         A global note may not be transferred except as a whole by the U.S. depositary for the global note to or among a nominee or a successor. If a U.S. depositary for debt securities of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue debt securities in definitive registered form in exchange for the global note or global notes representing the debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more global notes and, in such event, will issue debt securities in definitive form in exchange for the global note or global notes representing the debt securities. Further, we may specify that an owner of a beneficial interest in a global note representing debt securities of the series may, on terms acceptable to us and the U.S. depositary, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations we impose in a prospectus supplement relating to the offered debt securities. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery in definitive form of debt securities of the series represented by such global note equal in principal amount to such beneficial interest and to have such debt securities registered in its name.

Bearer Debt Securities

         Unless we specify otherwise in a prospectus supplement, we will initially issue all bearer securities of a series in the form of a single temporary global note, to be deposited with a common depositary in London for the operator of the Euro-clear System or Cedel Bank, societe anonyme, for credit to the designated accounts. Forty days after the issue date of a temporary global note, the debt securities represented by the temporary global note will be exchangeable for definitive debt securities or for interests in a permanent global note, without interest coupons, representing debt securities having the same interest rate and stated maturity but in each case only upon written proof of title in the form and to the effect described above under "Denominations, Registration and Transfer." The beneficial owner of a debt security represented by a temporary global note or a permanent global note, on or after the applicable exchange date and upon 30 days' notice to the relevant trustee given through the Euro-clear Operator or Cedel may exchange its interest for definitive bearer securities or definitive registered securities of any authorized denomination. We will not deliver a bearer security, by mail or otherwise, in exchange for a portion of a temporary global note or a permanent global note to any location in the United States in connection with the exchange.

         Unless we specify otherwise in a prospectus supplement, we will pay interest on a temporary global note payable on an interest payment date occurring prior to the date on which debt securities represented by the temporary global note are exchangeable for definitive debt securities or for interests in a permanent global note to the Euro-clear Operator or Cedel with respect to the portion of the temporary global note held for its account. Both the Euro-clear Operator and Cedel will undertake to credit the interest received by it in respect of a temporary global note to the respective accounts for which it holds the temporary global note only upon receipt in each case of written proof of title in the form and to the effect described above under "Denominations, Registration and Transfer."

LIMITATIONS ON US AND CERTAIN OF OUR SUBSIDIARIES

         The indentures prohibit the sale, assignment, transfer or other disposition of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of our banking subsidiary, SouthTrust Bank, and further prohibits SouthTrust Bank from issuing any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, such voting stock, if, after giving effect to the transaction and to the issuance of the maximum number of shares of voting stock issuable upon all such convertible securities, options, warrants or rights, SouthTrust Bank would cease to be a subsidiary controlled by us, as provided in the indentures. The indentures further prohibit the merger or consolidation of SouthTrust Bank with or into any other corporation, or the other disposition of all or substantially all of its properties and assets to any person, if, after giving effect to the transaction, its successor in the merger or consolidation, or the person that acquires all or substantially all of its assets or properties will become a controlled subsidiary. However, we may sell, assign, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of SouthTrust Bank, (1) in compliance with an order of a court or regulatory authority of competent jurisdiction; or (2) where the proceeds, if any, from such sale, assignment or disposition are, within a reasonable period of time, invested in a subsidiary controlled by us engaged in the banking business or any other business in which bank holding companies may legally engage, pursuant to an understanding or agreement in principle reached at the time of such sale, assignment or disposition.

SENIOR SECURITIES

         The senior securities are our direct, unsecured obligations and are not obligations of our subsidiaries. The senior securities of each series rank equally with all of our other outstanding, unsecured, senior indebtedness.

EVENTS OF DEFAULT

         The following are events of default under the senior indenture with respect to senior securities of any series:

                  - our failure to pay interest on any securities of a series within 30 days after the interest becomes due;

                  - our failure to pay the principal or any premium on any senior security of the series at its maturity;

                  - our default in the deposit of any sinking fund payment, when and as due by the terms of any senior security of that series;

                  - our failure, subject to the terms of the indenture, to perform any of our covenants under the senior indenture unless the holders of a majority in principal of the outstanding senior securities waive compliance with the covenant;

                  - our default under or breach of any of our covenants or warranties other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series for a period of 90 days after written notice is provided pursuant to the indenture;

                  - certain events involving the bankruptcy, insolvency or reorganization of us or SouthTrust Bank, whether voluntary or involuntary;

                  - our indebtedness for borrowed money or the indebtedness of SouthTrust Bank in excess of $5,000,000, whether the indebtedness now exists or is created later, is not paid at final maturity or becomes or is declared due and payable prior to the date or dates on which such indebtedness would otherwise have become due and payable as a result of the occurrence of one or more events of default as defined in any mortgages, indentures, or instruments under which such indebtedness may have been issued or by which the indebtedness may have been secured, and the failure is not cured, rescinded or annulled within 30 days; and

                  - any other event of default provided for with respect to debt securities of that series.

         If any event of default, other than bankruptcy, insolvency or reorganization, occurs and is continuing with respect to senior securities of any series at the time outstanding, either the senior debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series of all the debt securities of that series, to be due and payable immediately in the currency in which the senior securities are denominated. If bankruptcy, insolvency or reorganization occurs, the principal amount of the senior securities shall become immediately due and payable without any declaration or other act on the part of the trustee or any holder. At any time after a declaration of acceleration with respect to senior securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, withdraw or stop the acceleration.

         The senior indenture provides that upon our failure to pay interest or principal or to make a deposit of a sinking fund payment, we will, upon demand of the senior debt trustee, pay to the senior debt trustee, for the benefit of the holder of any such senior security, the entire amount due on the senior securities or matured coupons for principal, premium, if any, and interest. The senior indenture further provides that if we fail to pay such amount immediately upon demand, the senior debt trustee may, among other things, institute a judicial proceeding for the collection of the payment.

SUBORDINATED SECURITIES

         The subordinated securities are our direct, unsecured obligations and will rank equally with all of our other outstanding, unsecured, subordinated indebtedness.

Subordination

         The subordinated securities will rank below and be junior in right of payment, to the extent set forth in the subordinated indenture, to all of our senior indebtedness. In the event that we default in the payment of any principal of or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, we will not make any direct or indirect payment for principal of or interest on the subordinated securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated securities. "Senior indebtedness" means (1) any of our obligations to our creditors whether now outstanding or subsequently incurred, as to which, in the creating instrument, it is provided that the obligation is senior indebtedness, (2) our 85/8% Subordinated Notes due May 15, 2004, (3) our 7% Debentures due May 15, 2003, (4) our 75/8% Subordinated Notes due May 1, 2004, and (5) our 8% Subordinated Notes due September 15, 2014.

         If any of the following events occur, all senior indebtedness, including any interest which accrues after such an event, will be paid in full before any payment or distribution is made for interest or principal on the subordinated securities:

                  - any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or any similar proceeding relating to us, our creditors, or our property;

                  - any proceeding involving our liquidation, dissolution or other winding up of our business, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings;

                  - any assignment by us for the benefit of our creditors; or

                  -        any other marshaling of our assets.

         If we repay any debt security before the required date or in connection with one of the above events, any principal, premium or interest will be paid to holders of senior indebtedness before any holders of subordinated securities are paid. In addition, if such amounts were previously paid to the holders of subordinated securities or the subordinated trustee, the holders of senior indebtedness shall have first rights to such amounts previously paid.

         Until all senior indebtedness is paid in full, the holders of subordinated indebtedness will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets.

Events of Default and Limited Rights of Acceleration

         The subordinated indenture defines an event of default as our bankruptcy, insolvency or reorganization and, if specified in the resolution adopted by our board of directors with respect to a series, certain other events. If an event of default occurs and is continuing, either the subordinated debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated securities of that series or, if the subordinated securities are discount securities, such portion of the principal amount, may declare the principal amount of all the subordinated securities of that series to be due and payable immediately in the currency in which the subordinated securities are denominated. This acceleration provision would be subject to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature of the rights of the holders of the subordinated securities. The holders of a majority in principal amount of the subordinated securities then outstanding or of the series affected may annul the declaration of an event of default and waive past defaults.

         A prospectus supplement relating to a series of subordinated securities may provide for a right of acceleration of the payment of principal of the subordinated securities, or certain series thereof, upon a default in the payment of principal or interest or in the performance of any covenant or agreement in the subordinated securities or subordinated indenture. If not so provided, in the event of a default in the payment of principal or accrued interest or the performance of any covenant or agreement in the subordinated securities or subordinated indenture, the subordinated debt trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal or accrued interest or the performance of the covenant or agreement.


MISCELLANEOUS RIGHTS AND OBLIGATIONS OF TRUSTEES

         The indentures provide that, subject to the duty of the trustees during default to act with the required standard of care, the respective trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity against costs, expenses and liabilities which might be incurred by the trustee. Subject to the provisions for the indemnification of the trustees, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

         We are required to furnish the trustees annually with a statement as to our performance of certain obligations under the relevant indentures and as to any default in performance and to file with the relevant trustee written notice of the occurrence of any default or event of default within ten business days of the date we first become aware of such default or event of default.

MODIFICATION AND WAIVER

         We and the relevant trustee may modify the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment voting separately. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

                  - change the stated maturity of the principal of, or any installment of principal or interest on, any debt security,

                  - reduce the principal amount of, or any premium or interest on, any debt security,

                  - reduce the amount of principal of a discount security payable upon acceleration of its maturity,

                  - change the currency in which principal of, or any premium or interest on, any debt security is denominated or payable,

                  - adversely affect the right of repayment or repurchase, if any, at the option of the holder,

                  - reduce the amount of or postpone the date fixed for any payment under any sinking fund or similar provisions,

                  - impair the right to sue for the enforcement of any payment on or with respect to any debt security,

                  - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the relevant indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

                  - limit our obligation to maintain a paying agency outside the United States for bearer securities,

                  - limit our obligation to redeem an affected security, or

                  - modify the provisions of an indenture relating to the modification of the indenture, or the circumstances under which the holders may waive our past defaults and certain of our covenants.

         The holders of a majority in principal amount of the outstanding debt securities of each series may waive compliance with certain covenants of the relevant indenture and any event of default resulting in acceleration of such debt securities in specified circumstances. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive any past default under the relevant indenture with respect to debt securities of that series, except a default, (1) in the payment of principal, premium, if any, or interest or in the payment of any sinking fund installment or similar obligation, or (2) under a covenant or provision that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

         In addition, we may, with the consent of our board of directors and the trustee, change the terms of an indenture through an indenture supplement without the consent of any holders only for the following purposes:

                  - to evidence our purchase by or merger with another corporation and the assumption by any such successor of our covenants under the relevant indenture;

                  - to add to our covenants for the benefit of the holders or to surrender any right or power herein conferred upon us;

                  -        to add any additional events of default;

                  - to add to or change any of the provisions of the relevant indenture to facilitate the issuance of debt securities in bearer form;

                  - to change or eliminate any of the relevant indenture's provisions, provided that there are no debt securities outstanding which are entitled to the benefit of the provision;

                  -        to secure the debt securities;

                  - to supplement any of the provisions of the relevant indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities provided that any such action shall not adversely affect the interests of the holders of debt securities of the series or any other series of debt securities;

                  - to establish the form or terms of the debt securities and coupons, if any, as permitted by the relevant indenture;

                  - to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the relevant indenture by more than one trustee;

                  - to make any modifications, amendments or supplements to any indenture provisions which are required by amendment of the Trust Indenture Act of 1939 or any changes to pertinent regulations after the date of this prospectus; and

                  - to cure any ambiguity, any defect or any inconsistent provision, provided such action shall not adversely affect the holders' interests in any material respect.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Both indentures provide that we shall not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially to any person, and we shall not permit a consolidation or merger with another person or allow another person to convey, transfer or lease its properties and assets substantially to us, unless (1) the corporation into which we are merged or consolidated or to which substantially all of our assets or properties are conveyed, transferred or leased, or the corporation resulting from such merger or consolidation, expressly assumes the payment of the principal, interest and any premium on all the debt securities and the performance of every covenant of the indentures; (2) no event of default, and no event which after notice of lapse of time, or both, would become an event of default, shall happen or be continuing upon the occurrence of such transaction;
(3) the corporation formed by the consolidation or into which we shall have been merged or the person to which such sale, lease or other disposition shall have been made is a banking institution or a bank holding company subject to Federal or State authority; and (4) we deliver to the respective trustee an officers' certificate and an opinion of counsel stating that the consolidation, merger, conveyance, transfer or lease required in connection with the transaction, and the supplemental indenture, if any, complies with the indentures and all conditions precedent have been complied with.

DEFEASANCE

         At the time that we establish a series of debt securities under the applicable indenture, we can provide that, at our option, we:

                  (1) will be discharged from any and all obligations with respect to the offered debt securities of the series, except for obligations relating to transfer or exchange of the debt securities, replacement of stolen, lost or mutilated debt securities, maintenance of paying agencies or to hold monies for payment in trust; or

                  (2) will not be subject to provisions of the relevant indenture concerning merger, consolidation or sale, or the sale of voting stock of SouthTrust Bank.

         If we exercise either of the above options, we must deposit with the relevant trustee an amount which would be sufficient to pay all the principal, interest and any premium on the offered debt securities of the series on the dates payments are due in accordance with the terms of the offered debt securities. If we do exercise either of the options, we must also deliver an opinion of counsel that states:

                  - that we have received from or there has been published by the IRS a ruling to the effect that the deposit and related defeasance would not cause the holders of the offered debt securities of such series to recognize income, gain or loss for United States income tax purposes; and

                  - if the offered debt securities of the series are then listed on any national securities exchange, the debt securities would not be delisted from the exchange as a result of our exercise of the option.

         No discharge or defeasance described above shall affect any of our obligations, if applicable, to convert debt securities of a given series into common stock.

NOTICES

         Unless the indentures provide otherwise, we will provide notice to holders of bearer securities via publication at least twice in a daily newspaper in the city of New York and, if debt securities of a series are then listed on the stock exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, in a daily newspaper in London or Luxembourg or any other required city located outside the United States, as the case may be, or, if not practicable, elsewhere in Europe. We will provide holders of registered securities any required notices by mail to the addresses of the holders as they appear in the security register.

GOVERNING LAW

         The indentures, the offered securities and the coupons, if any, will be governed by, and construed in accordance with, the laws of the State of New York. A judgment for money damages awarded by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, ordinarily will be rendered only in U.S. dollars.

REGARDING THE TRUSTEES

         We and our subsidiaries from time to time may borrow from the trustees, maintain deposit accounts and conduct other banking transactions with them in the ordinary course of their business.

U.S. FEDERAL TAXATION

         The prospectus supplement will contain a brief summary of the relevant United States federal income taxation laws applicable to the offered debt securities.


                          DESCRIPTION OF CAPITAL STOCK


         The following summaries of the preferred stock and the common stock are not complete and are qualified in their entirety by reference to the applicable provisions of the Delaware General Corporation Law and our restated certificate of incorporation, including the certificate of designation which will describe our preferred stock and be filed with the SEC at or before the time of sale of any preferred stock, and our restated bylaws.

         Our authorized capital stock consists of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of December 31, 1999, 167,905,349 shares of common stock were issued and outstanding and no shares of preferred stock were outstanding. In addition, 2,000,000 shares of preferred stock designated as Series 1999 Junior Participating preferred stock were reserved for issuance upon the exercise of certain rights described below under "Stockholders' Rights Plan."

         Since we are a holding company, our right, and hence the rights of creditors and stockholders, to participate in any distribution of assets of any subsidiary, including SouthTrust Bank, upon its liquidation or reorganization or otherwise necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

DESCRIPTION OF PREFERRED STOCK

         The following descriptions of the terms of the preferred stock are general in nature, and will be applicable to any prospectus supplement. We will describe the specific terms of any series of the preferred stock offered in a prospectus supplement relating to the series of the preferred stock offered. If indicated in the applicable prospectus supplement, we may vary the terms of the series from the terms set forth below. Our description of certain provisions of the preferred stock set forth below and in any applicable prospectus supplement is not complete and is qualified in its entirety by reference to the certificate of designations relating to each series of the preferred stock which will be filed with the SEC.

General

         We have 5,000,000 shares of preferred stock authorized and may issue such preferred stock in one or more series, each with such preferences, designations, limitations, conversion rights and other rights as we may determine. The prospectus supplement for any offer of preferred stock will contain specific terms, such as:

                  -        the title and stated value of the preferred stock;

                  - the aggregate number of shares of preferred stock offered;

                  -        dividend rates;

                  -        call provisions;

                  -        liquidation payments;

                  -        sinking fund provisions;

                  -        conversion privileges;

                  -        voting rights; and

                  - whether dividends will be cumulative, noncumulative or partially cumulative.

         Regardless of the series of preferred stock, holders of preferred stock will not have any preemptive right to purchase more of our shares upon issuance. Any issuance of preferred stock may affect the rights of our common stockholders, and these effects might include:

                  - restrictions of our payment of dividends to holders of common stock if we have not paid dividends on the preferred stock;

                  - dilution of the equity interest in our common stock unless we redeem the preferred stock; and

                  - inability to share in a distribution of our assets upon liquidation until any liquidation preference of our preferred stockholders has been satisfied.

Series 1999 Junior Participating Preferred Stock

         We currently have designated 2,000,000 shares of Series 1999 Junior Participating preferred stock in connection with our Stockholder's Rights Plan, no shares of which were issued and outstanding as of December 31, 1999. One share of the Series 1999 Junior Participating preferred is equivalent to 100 shares of our common stock in terms of dividend and voting rights.

DESCRIPTION OF COMMON STOCK

  Dividend Rights

         The holders of the common stock are entitled to receive dividends or distributions as our board may declare out of funds legally available for such payments. Our payment of dividends is subject to the restrictions of Delaware law applicable to the declaration of dividends by a corporation. A corporation generally may not authorize and pay dividends if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of its stockholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of dividends to holders of common stock is subject to any prior rights of outstanding preferred stock. Because our primary subsidiary is a bank, dividend payments made by such subsidiary to us are limited by law and regulations of the bank regulatory authorities.

  Voting Rights and Other Matters

         The holders of common stock are entitled to one vote per share. The holders of the common stock do not have the right to cumulate their shares of common stock in the election of directors. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters. However, in the event of a transaction or a series of transactions with a holder of more than 10% of our voting stock or an affiliate of such a holder pursuant to which we would be merged into or with another corporation or securities would be issued in a transaction which would transfer control to another entity, or similar transactions having the same effect, a vote of the holders of 70% of the voting power of our outstanding voting securities would be required except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of our board who are unaffiliated with the 10% holder and who were directors prior to the transaction.

         Our common stock does not have any conversion rights, preemptive rights, redemption privileges or sinking fund provisions.

  Liquidation Rights

         In the event of our liquidation, holders of common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Provisions with Respect to Board of Directors

         Our restated certificate of incorporation provides that the members of our board are divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term. At each annual meeting of stockholders, roughly one-third of the members of the board will be elected for a three-year term. The other directors will remain in office until their three year terms expire. Therefore, control of our board cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of the board can be changed.

Special Vote Requirements for Amendments to Our Restated Certificate of Incorporation

         The General Corporation Law of the State of Delaware and our restated certificate of incorporation and bylaws provide that a director, or the entire board of directors, may be removed by the stockholders only for cause. Our restated certificate of incorporation and bylaws also provide that a vote of at least 70% of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire board of directors from office. Portions of our restated certificate of incorporation which we have described in the preceding paragraphs, including those related to business combinations and the classified board of directors, may be amended only by the affirmative vote of the holders of 70% of our outstanding voting stock.

Possible Effect of Special Provisions

         Certain provisions of our restated certificate of incorporation and bylaws may make it less likely that our management would be changed or someone would acquire voting control of our company without our board's consent. These provisions also may delay, deter or prevent attempts by third parties to acquire control of our company, and, as a result, may reduce the amount a stockholder might realize in, for example, a tender offer for our capital stock.

Stockholders' Rights Plan

         Each share of our common stock outstanding as of February 22, 1999, including those that may be issued upon the conversion or exercise of other securities offered under this prospectus, carries with it one preferred share purchase right, referred to in this prospectus as a "Right." If the Rights become exercisable, each Right entitles the registered holder of a Right to purchase one one-hundredth of a share of the Series 1999 Junior Participating preferred stock at a purchase price of $150.00. Until a Right is exercised, the holder of the Right has no right to vote or receive dividends or any other rights as a stockholder as a result of holding the Right.

         The Rights trade automatically with shares of common stock. A holder of common stock may exercise the Rights only under the circumstances described below. The Rights will generally cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The Rights should not interfere with any merger or other business combination that our board of directors approves since we may redeem the Rights before a person or group acquires 15% or more of the outstanding shares of our common stock. The Rights may, but are not intended to, deter takeover proposals that may be in the interests of our stockholders.

         Holders may exercise their Rights only following a distribution date. A distribution date will occur on the earlier of:

                  - 10 days after a public announcement that a person or group has acquired or obtained the right to acquire 15% or more of the outstanding shares of common stock; or

                  - 10 days after a person or group makes or announces an offer to purchase common stock, which, if successful, would result in the acquisition of 15% or more of the outstanding shares of common stock; or

                  - 10 days after the board of directors declares that a person or group has become the beneficial owner of at least 10% of the outstanding shares of common stock, and that this ownership might cause us to take action which is not in our long-term interests or which will impact us to the detriment of our stockholders.

         The Rights have additional features that will be triggered upon the occurrence of specified events, including:

                  - if a person or group acquires 15% or more of the outstanding shares of common stock, holders of the Rights, other than such person or group whose Rights will have become void, may purchase common stock, instead of our Series 1999 Junior Participating preferred stock, having a value of twice the Right's then current purchase price;

                  - if our company is involved in certain business combinations or the sale of 50% or more of our assets or earning power after a person or group acquires 15% or more of our outstanding common stock, the holders of the Rights, other than such person or group whose Rights will have become void, may purchase common stock of the acquirer or an affiliated company having a value of twice the Right's then current purchase price; or

                  - if a person or group acquires 15% or more of the outstanding shares of common stock, our board of directors may, at any time before the person or group acquires 50% or more of the outstanding shares of common stock, exchange all or part of the Rights, other than Rights held or previously held by the 15% or greater stockholder, for common stock at an exchange ratio of one share of common stock per Right, subject to adjustment for any stock split, stock dividend or similar transaction.

         At any time prior to the earlier of (1) 10 days after a person or group acquires 15% or more of the outstanding shares of common stock, or (2) February 22, 2009, our board of directors may redeem all of the Rights at a price of $.01 per Right, subject to adjustment for stock dividends, stock splits and similar transactions. Our board of directors in its sole discretion may establish the effective time, basis and conditions of the redemption. However, the board may not redeem any of the Rights after it determines that a person or group owning at least 10% of our common stock poses a threat to our company. Immediately after the redemption of the Rights, the holder can no longer exercise the Rights and can only receive the redemption price described above.

         The Rights will expire on February 22, 2009, unless we redeem or exchange them before then or extend the expiration date. Our board of directors may amend the terms of the Rights, other than the redemption price, without the consent of the holders of the Rights at any time prior to a distribution date in any manner our board deems desirable. Our board of directors may amend the terms of the Rights without the consent of the holders of the Rights after the distribution date only if the amendment does not adversely affect the interests of the holders of the Rights.

         Our description of the Rights and the Series 1999 Junior Participating preferred stock is not complete and is qualified in its entirety by reference to our Rights Agreement with ChaseMellon Shareholder Services LLC dated as of January 12, 1999 and effective as of February 22, 1999 and the certificate of designation for the Series 1999 Junior Participating preferred stock.


Transfer Agent

         The transfer agent for the common stock is ChaseMellon Shareholder Services LLC.


                           REGISTRATION AND SETTLEMENT

THE DEPOSITORY TRUST COMPANY

         Unless otherwise specified in a prospectus supplement, the debt securities we offer will be issued only in book-entry form represented by global securities in registered form (a "Global Security"). The Global Security will be held through DTC, as depositary, and registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of record of the securities.

         Beneficial interests in the Global Security will be shown on, and transfers will be effected through, records maintained by DTC. Transfers of ownership interests in the securities will be accomplished by making entries in DTC participants' books acting on behalf of beneficial owners. Beneficial owners of these securities will not receive certificates representing their ownership interest, unless the use of the book-entry system is discontinued.

         So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be the sole holder of the securities represented thereby for all purposes under the applicable indenture or warrant or unit agreement. Except as otherwise provided below, the beneficial owners of the securities will not be entitled to receive physical delivery of the certificated security and will not be considered the holders for any purpose under the applicable indenture or agreement. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such beneficial owner is not a DTC participant, on the procedures of the DTC participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the security or the applicable indenture or agreement. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in the securities.

         The following is based on information supplied by DTC:

                  DTC will act as securities depository for certain securities. Those securities will be issued as fully registered securities registered in the name of DTC's partnership nominee, Cede & Co. One Global Security will be issued for all of the principal amount of the securities, but if any series exceeds an aggregate principal amount of $200,000,000, certificates will be issued in increments of up to $200,000,000.

                  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in the participant's accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

                  Purchases of securities under DTC's system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser, the beneficial owner, of each security represented by a Global Security is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

                  Conveyance of notices and other communications by DTC to its direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                  Neither DTC nor Cede & Co. will consent or vote with respect to the securities. DTC assigns its right to consent or vote to its direct participants.

                  Principal and any premium or interest payments on the securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to DTC is our responsibility, disbursement of those payments to direct participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of the direct or indirect participant.

                  DTC will send redemption notices to Cede & Co. If we redeem less than all of the securities, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

                  DTC may discontinue providing its services as securities depository for the securities at any time by giving us reasonable notice. Under such circumstances, if a successor securities depository is not obtained, certificated securities are required to be printed and delivered.

                  The information in this section concerning DTC and DTC's system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

CEDELBANK AND EUROCLEAR

         Securities of a series issued in book-entry form and sold or traded outside the United States may be represented by one or more Global Securities held through Cedelbank, societe anonyme, or the Euroclear operator of the Euroclear System, the Brussels branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission. Cedelbank and Euroclear hold omnibus positions on behalf of Cedelbank participants and Euroclear participants, respectively, on the books of their respective depositaries, which in turn hold such positions in customers' securities accounts in the depositaries' names on the books of the DTC.

         Transfers between Cedelbank participants and Euroclear participants occur in compliance with their rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be handled by DTC in accordance with DTC rules on behalf of a European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. A European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to carry out final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits for securities in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, and will be dated the business day following the DTC settlement date; those credits or any transactions in those securities settled during processing will be reported to the relevant Cedelbank participant or Euroclear participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

         Cedelbank is incorporated under the laws of Luxembourg as a depositary. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its participants services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants consist of recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters or agents with respect to a particular series of securities. Indirect access to Cedelbank is also available to other entities that clear through or maintain a custodial relationship with a Cedelbank participant.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled by Euroclear in any of 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for a particular series of securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear Systems and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relations with persons holding through Euroclear participants.

         Distributions for securities of a series held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures. Distributions are subject to tax reporting in accordance with relevant United States tax laws and regulations. The applicable prospectus supplement will describe selected income tax consequences to foreign investors. Cedelbank or the Euroclear operator will take any other action permitted to be taken by a holder of securities under the applicable indenture, warrant agreement or unit agreement on behalf of a Cedelbank participant or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its respective depositary's ability to carry out those actions on its behalf through DTC.

         Although Cedelbank and Euroclear have established these procedures to facilitate transfers of applicable securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES


         In compliance with United States federal tax laws and regulations, we may not offer and sell bearer securities during the restricted period, which is generally the first 40 days after the closing date, and with respect to unsold allotments, until sold or delivered in connection with a sale during the restricted period, directly or indirectly, in the United States or to U.S. persons other than to foreign branches of United States financial institutions purchasing for their own account or for resale during the restricted period, which institutions agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code, and the regulations thereunder. We may sell bearer securities during the restricted period to a United States person who acquires and holds the bearer security through a foreign branch of a United States financial institution that agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of debt securities, directly or indirectly, must agree and represent to us that they will not offer or sell, directly or indirectly, any bearer securities in the United States or to U.S. persons other than the financial institutions described above.

         Our bearer securities, other than temporary global securities, and any attached coupons will bear a legend stating: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that a U.S. person, other than a United States financial institution described above or a U.S. person holding through such a financial institution, who holds bearer securities or coupons will not be allowed to deduct any loss realized on bearer securities and any gain recognized on any sale or disposition of those bearer securities will be treated as ordinary income.

         Purchasers of bearer securities also may be affected by certain limitations under United States tax laws which we will describe in an applicable prospectus supplement.

                              PLAN OF DISTRIBUTION


         We may sell securities to or through underwriters or dealers, through agents or directly to purchasers. Each prospectus supplement will state the terms of the securities to be offered including the name or names of any underwriters or agents, the public offering or purchase price of the securities and the net proceeds from the sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchanges, if any, on which the securities will be listed. Dealer trading may take place in the securities, including securities not listed on any securities exchange.

         Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. We will name the underwriter or underwriters with respect to an underwritten offering of the offered securities in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions, and each of the underwriters will be obligated to purchase all of its allocated securities if any are purchased. Any initial public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         We may offer and sell securities directly or through agents we designate from time to time. We may also designate agents who are our affiliates. We will name any agent involved in the offer and sale of the offered securities and any commissions we pay will be set forth in the prospectus supplement. If we sell securities through agents, the offered securities may be sold from time to time by means of ordinary brokers' transactions, block transactions, "fixed price offerings" or any combination of such offerings at the prevailing market prices at the time of sale or in negotiated sales. Unless we indicate otherwise in the prospectus supplement, an agent will be acting on a reasonable effort basis for the period of its appointment.

         Since any series of securities offered and sold pursuant to this prospectus may be a new issue of securities with no established trading market, there may not be a liquid trading market for the securities. Any underwriters to whom we sell the securities for public offering and sale may make a market in those securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

         Any underwriter or agent participating in the distribution of the securities may be considered to be an underwriter, as that term is defined in the Securities Act, of the securities offered and sold. Any discounts or commissions received by them from us and any profit realized by them on the sale or resale of the securities may be considered to be underwriting discounts and commissions under the Securities Act.

         We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. The type of security, the amount, the price and other significant terms of such delayed delivery contracts will be described in the prospectus supplement. Institutions that may be solicited include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, all as approved by us. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the debt securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and (2) if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters must have purchased the debt securities not sold for delayed delivery. The underwriters and other such persons will not have any responsibility for the validity or performance of such contracts.

         To facilitate offering the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

         Underwriters, agents and their controlling persons may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make.


                                 LEGAL OPINIONS


         The legality of the offered securities will be passed upon for us by Bradley Arant Rose & White LLP, Birmingham, Alabama, and, for the underwriters or agents by Stroock & Stroock & Lavan LLP, New York, New York. As of March 21, 2000, the partners and associates of Bradley Arant Rose & White LLP beneficially owned approximately 3,100,000 shares of our common stock.


                                     EXPERTS


         The consolidated financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

         NEITHER WE, NOR ANY UNDERWRITERS OR AGENTS, HAVE AUTHORIZED ANYONE ELSE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, YOU CANNOT RELY UPON THE INFORMATION OR REPRESENTATIONS AS HAVING BEEN AUTHORIZED BY US OR ANY UNDERWRITER. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER OUR DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THIS INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS OR THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE SUCH DATE.


                                TABLE OF CONTENTS

                                                                         PAGE

About This Prospectus..................................................    4
Where You Can Find More Information....................................    4
SouthTrust Corporation.................................................    5
Use of Proceeds........................................................    6
Regulatory Matters.....................................................    7
Description of Debt Securities.........................................   10
Description of Capital Stock...........................................   22
Registration and Settlement............................................   26
Limitations on Issuance of
  Bearer Securities....................................................   29
Plan of Distribution...................................................   30
Legal Opinions.........................................................   31
Experts................................................................   31




                                 $1,000,000,000



                                   SOUTHTRUST
                                   CORPORATION

                                     [LOGO]


                                 Debt Securities
                                 Preferred Stock
                                  Common Stock




                                   PROSPECTUS




                                 March 21, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of securities being registered:

                  Registration Fee....................................................       $            264,000
              *   Legal Fees and Expenses.............................................                     75,000
              *   Accounting Fees and Expenses........................................                     40,000
              *   Blue Sky Fees and Expenses..........................................                     10,000
              *   Printing and Engraving..............................................                     40,000
              *   Listing Fees........................................................                     17,500
              *   Rating Agency Fees and Expenses.....................................                    294,000
              *   Miscellaneous.......................................................                      9,500
                                                                                                       ----------
                  Total...............................................................       $            750,000
                                                                                                         ========


*Estimated.


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Restated Certificate of Incorporation and the Bylaws of the Corporation provide that the Corporation shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, against expenses (including attorney's fees), judgments, fines, and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation, and, in the case of a derivative action on behalf of the Corporation, the Corporation shall indemnify such persons only against expenses and then only if he not be adjudged to be liable for negligence or misconduct. The Corporation also maintains insurance coverage relating to certain liabilities of directors and officers.


ITEM 16.          LIST OF EXHIBITS

                  The following Exhibits are filed as part of this Registration
Statement:

                  1(a)     -   Form of Underwriting Agreement for Common Stock.

                  1(b)     -   Form of Underwriting Agreement for Preferred
                               Stock.

                  1(c)     -   Form of Underwriting Agreement for Debt
                               Securities.

                  3(a)     -   Composite Restated Certificate of Incorporation
                               of SouthTrust Corporation.

                 *3(b)     -   Composite Restated Bylaws of SouthTrust
                               Corporation which was filed as Exhibit 4(e) to the Registration Statement on Form S-4 of
                               SouthTrust Corporation (Registration No.
                               33-61557).

                  4(a)     -   Articles FOURTH, SIXTH, SEVENTH, ELEVENTH of
                               the Restated Certificate of Incorporation of SouthTrust Corporation (included at Exhibit
                               3(a)).

                  *4(b)    -   Certificate of Designation of Preferences and
                               Rights of Series 1999 Junior Participating
                               Preferred Stock, adopted December 16, 1998 and effective February 22, 1999, which was filed as Exhibit A to Exhibit 1 to SouthTrust
                               Corporation's Registration Statement on Form 8-A
                               (File No. 1-3613).

                  *4(c)    -   Stockholders' Rights Agreement, dated as of
                               January 12, 1999 and effective February 22, 1999, between SouthTrust Corporation and ChaseMellon
                               Shareholder Services, L.L.C., Rights Agent, which was filed as Exhibit 1 to SouthTrust
                               Corporation's Registration Statement on Form 8-A
                               (File No. 001-14781).

                  *4(d)    -   Indenture, dated as of May 1, 1987, between
                               SouthTrust Corporation and National Westminster
                               Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-3 (Registration No. 33-13637).

                  *4(e)    -   Subordinated Indenture, dated as of May 1,
                               1992, between SouthTrust Corporation and Chemical
                               Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust
                               Corporation (Registration No. 33-52717).

                  *4(f)(i) -   Form of Senior Indenture which was filed as
                               Exhibit 4(b)(i) to the Registration Statement on
                               Form S-3 of SouthTrust Corporation (Registration
                               No. 33-52717).

                  *4(f)(ii)-   Form of Subordinated Indenture which was filed as
                               Exhibit 4(b)(ii) to the Registration Statement on
                               Form S-3 of SouthTrust Corporation (Registration
                               No. 33-52717).

                  5        -   Opinion of Bradley Arant Rose & White LLP as to
                               the legality of the securities being registered.

                  12       -   Computation of Ratios of Earnings to Fixed
                               Charges.

                  23(a)    -   Consent of Bradley Arant Rose & White LLP
                               (included in Exhibit 5).

                  23(b)    -   Consent of Arthur Andersen LLP.

                  24 (a)   -   Powers of Attorney.

                  24(b)        Certified Resolutions

                  **25(a)  -   Statement of Eligibility and Qualification of
                               Subordinated Debt Trustee under the Trust
                               Indenture Act of 1939 on Form T-1.

                  **25(b)  -   Statement of Eligibility and Qualification of
                               Senior Debt Trustee under the Trust Indenture Act of 1939 on Form T-1.

                  99       -   Provisions of the Delaware General Corporation
                               Law,  as amended, relating to the
                               indemnification of directors and officers.

---------------------
*   Incorporated herein by reference.
**  To be filed by amendment.

ITEM 17.          UNDERTAKINGS

                  The undersigned Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on March 21, 2000.


                                              SOUTHTRUST CORPORATION



                                             /s/ WALLACE D. MALONE, JR.
                                             --------------------------
                                               Wallace D. Malone, Jr.
                                                Chairman of the Board


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                       Signature                                              Title                             Date
                       ---------                                              -----                             ----
              /s/ WALLACE D. MALONE, JR.                           Chairman, Chief Executive               March 21, 2000
                 --------------------
                Wallace D. Malone, Jr.                            Officer, President, Director


                  /s/ ALTON E. YOTHER                               Secretary, Treasurer and               March 21, 2000
                 --------------------
                    Alton E. Yother                                   Controller (Principal
                                                                         Accounting and
                                                                       Financial Officer)


                 /s/ JULIAN W. BANTON                                       Director                       March 21, 2000
                 --------------------
                   Julian W. Banton


                           *                                                Director                       March 21, 2000
                 ---------------------
                 Allen J. Keesler, Jr.


                           *                                                Director                       March 21, 2000
                 ---------------------
                     Van L. Richey


                           *                                                Director                       March 21, 2000
                 ---------------------
                    Carl F. Bailey


                           *                                                Director                       March 21, 2000
                 ---------------------
                    Rex J. Lysinger

                           *                                                Director                       March 21, 2000
                 ---------------------
                   William C. Hulsey


                           *                                                Director                       March 21, 2000
                 ---------------------
                   John M. Bradford


                           *                                                Director                       March 21, 2000
                 ---------------------
              Wm. Kendrick Upchurch, Jr.


                           *                                                Director                       March 21, 2000
                 ---------------------
                   H. Allen Franklin


                           *                                                Director                       March 21, 2000
                 ---------------------
                    Donald M. James


                           *                                                Director                       March 21, 2000
                 ---------------------
                   William A. Coley


*By               /s/ ALTON E. YOTHER                                                                      March 21, 2000
---               -------------------
                    Alton E. Yother
                   Attorney-in-fact

                                INDEX TO EXHIBITS

                                                                                                               Page
      1(a)     -     Form of Underwriting Agreement for Common Stock.

      1(b)     -     Form of Underwriting Agreement for Preferred Stock.

      1(c)     -     Form of Underwriting Agreement for Debt Securities.

      3(a)     -     Composite Restated Certificate of Incorporation of SouthTrust Corporation.

*     3(b)     -     Composite Restated Bylaws of SouthTrust Corporation which was filed as
                     Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust
                     Corporation (Registration No. 33-61557).

      4(a)     -     Articles FOURTH, SIXTH, SEVENTH, ELEVENTH of the Restated Certificate of
                     Incorporation of SouthTrust Corporation (included at Exhibit 3(a)).

*     4(b)     -     Certificate of Designation of Preferences and Rights of Series 1999 Junior
                     Participating Preferred Stock, adopted December 16, 1998 and effective
                     February 22, 1999, which was filed as Exhibit A to Exhibit 1 to SouthTrust
                     Corporation's Registration Statement on Form 8-A (File No. 1-3613).

*     4(c)     -     Stockholders' Rights Agreement, dated as of January 12, 1999 and effective
                     February 22, 1999, between SouthTrust Corporation and ChaseMellon
                     Shareholder Services, L.L.C., Rights Agent, which was filed as Exhibit 1 to
                     SouthTrust Corporation's Registration Statement on Form 8-A (File No. 001-
                     14781).

*     4(d)     -     Indenture, dated as of May 1, 1987, between SouthTrust Corporation and
                     National Westminster Bank USA, which was filed as Exhibit 4(a) to
                     SouthTrust Corporation's Registration Statement on Form S-3 (Registration
                     No. 33-13637).

*     4(e)     -     Subordinated Indenture, dated as of May 1, 1992, between SouthTrust
                     Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the
                     Registration Statement on Form S-3 of SouthTrust Corporation (Registration
                     No. 33-52717).

*     4(f)(i)  -     Form of Senior Indenture which was filed as Exhibit 4(b)(i) to the
                     Registration Statement on Form S-3 of SouthTrust Corporation (Registration
                     No. 33-52717).

*     4(f)(ii) -     Form of Subordinated Indenture which was filed as Exhibit 4(b)(ii) to the
                     Registration Statement on Form S-3 of SouthTrust Corporation (Registration
                     No. 33-52717).

      5        -     Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.

      12       -     Computation of Ratios of Earnings to Fixed Charges.

      23(a)    -     Consent of Bradley Arant Rose & White LLP (included in Exhibit 5).

      23(b)    -     Consent of Arthur Andersen LLP.

      24(a)    -     Powers of Attorney.

      24(b)    -     Certified Resolutions.

**    25(a)    -     Statement of Eligibility and Qualification of Subordinated Debt Trustee
                     under the Trust Indenture Act of 1939 on Form T-1.

**    25(b)    -     Statement of Eligibility and Qualification of Senior Debt Trustee under the
                     Trust Indenture Act of 1939 on Form T-1.

      99       -     Provisions of the Delaware General Corporation Law, as amended, relating to the indemnification of directors and officers.


*   Incorporated herein by reference.

**  To be filed by amendment.